EXHIBIT 10.1

AMENDMENT NO. 7 TO CREDIT AGREEMENT

          AMENDMENT NO. 7, dated as of June 30, 2004 (this “Amendment”), to that certain Credit Agreement dated as of May 1, 1994 (as amended by Amendment No. 1, dated as of August 11, 1994, Amendment No. 2, dated as of April 7, 1995, Amendment No. 3, dated as of July 1, 1997, Amendment No. 4, dated as of November 16, 1998, Amendment No. 5, dated as of August 1, 2000, Amendment No. 6, dated as of August 8, 2003, and as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”) among SELKIRK COGEN PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), the lenders party thereto (the “Lenders”), Citizens Bank of Massachusetts, in its capacity as LC Issuer thereunder (together with its successors in such capacity, the “LC Issuer”), and Citizens Bank of Massachusetts, as Agent (together with its successors in such capacity, the “Agent”).

W I T N E S S E T H:

          WHEREAS, the parties hereto desire to, inter alia, extend the Final Maturity Date under the Credit Agreement from August 8, 2005 to June 30, 2007; and

          WHEREAS, the parties hereto have agreed to amend the Credit Agreement as further provided herein, subject to the terms and conditions hereof.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          Section 1. Definitions. Capitalized terms used in this Amendment without being defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

      (a) Subsections 5.1(k), (l) and (p) of the Credit Agreement are hereby amended by adding the following words at the beginning of each such subsection:

           “Except as the Agent may otherwise direct in writing,”.

     (b) Annex 1 of the Credit Agreement is hereby amended as follows:

        (i) The definition of “Commitment Fee Rate” contained in Annex 1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following in lieu thereof:

     “Commitment Fee Rate” shall mean (i) prior to July 1, 2004, 0.5% per annum, and (ii) on and after July 1, 2004, 0.65% per annum.”

     (ii) The definition of “Final Maturity Date” contained in Annex 1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following in lieu thereof:

     “Final Maturity Date” shall mean June 30, 2007.”

          Section 2. Conditions Precedent. The following conditions precedent are required to be satisfied on or prior to the date hereof, in each case, in form and substance satisfactory to the Agent:

     (a) Execution by All Parties. This Amendment shall have been executed and delivered by each of the parties hereto.

     (b) Legal Opinion. The Agent shall have received an opinion or opinions of counsel regarding this Amendment, and addressing, among other things, the partnership status and authority of the Borrower and the authorization, execution and delivery of this Amendment.

     (c) Amendment Fee. The Agent shall have received payment in full of that certain amendment fee, as further set forth in the fee letter of even date herewith (the “Fee Letter”).

     (d) Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower of this Amendment and the Fee Letter shall have been duly and effectively taken, and evidence thereof shall have been provided to the Agent.

          Section 3. Representations and Warranties. The Borrower hereby represents and warrants to the Lender, the L/C Issuer and the Agent as follows:

     (a) Representation and Warranties in the Credit Agreement. The representations and warranties of the Borrower contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects on and as of the date hereof (or if such representation or warranty is expressly stated to be made as of a specific date, as of such specific date), except as disclosed in the periodic reports of the Borrower filed since September 30, 2003 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and in the most recent annual report of the Independent Engineer delivered to the Agent pursuant to Section 5.11 of the Credit Agreement.

     (b) Ratification, Etc. Except as expressly amended or waived hereby, the Credit Agreement, and all documents, instruments and agreements related thereto (as such documents, instruments and agreements have been amended, restated, terminated, supplemented or otherwise modified), are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement shall, together with this Amendment, be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument shall hereafter refer to the Credit Agreement as amended hereby.

     (c) Authority, Etc. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the partnership authority of the Borrower and have been duly authorized by all necessary partnership action on the part of the Borrower.

     (d) Enforceability of Obligations. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (e) No Default. No Default or Event of Default has occurred and is continuing, and no Default or Event of Default will exist upon the execution and delivery of this Amendment.

     (f) Financial Statements. As of the date hereof, neither the Borrower nor the Funding Corporation has any material obligations, liabilities, Indebtedness, Contingent Obligation, contingent liability or liability for Taxes, long-term lease or forward or long-term commitment of the type required by GAAP to be reflected or disclosed in financial statements (other than those incurred pursuant to the provisions of the Transaction Documents, the Non-Material Agreements and Necessary Project Approvals), except as referred to or reflected or provided for in the most recent financial statements delivered to the Agent pursuant to Section 5.1 of the Credit Agreement.

     (g) No Material Adverse Change. Since August 8, 2003, there has not been any material adverse change in the business, condition, operations, performance, properties or prospects (financial or otherwise) of the Borrower, the Funding Corporation, or the Project, or to the knowledge of the Borrower, any Person that is a Project Party as of the date hereof, that is reasonably likely to or which could reasonably be expected to have or result in a Material Adverse Effect, except as disclosed in the periodic reports of the Borrower filed since September 30, 2003 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

          Section 4. Effectiveness of this Amendment. This Amendment shall become effective and, shall be in full force and effect on and as of the date hereof unless Citizens shall provide notice to the other parties hereto on the date hereof that, as a result of the failure of certain conditions precedent to be satisfied on or prior to the date hereof, this Amendment shall not become effective on the date hereof.

          Section 5. Status of Loan Documents. This Amendment is limited solely for the purposes and to the extent expressly set forth herein and nothing herein expressed or implied shall constitute an amendment, or waiver of any other term, provision or condition of the Credit Agreement or any other Loan Document. Except as expressly amended hereby, the terms and conditions of the Credit Agreement and the other Loan Documents shall continue in full force and effect.

          Section 6. Fees and Expenses. Pursuant to Section 9.1 of the Credit Agreement, all costs and expenses incurred or sustained by the Agent in connection with this Amendment, including all accrued and unpaid fees, expenses and disbursements of Bingham McCutchen LLP, special counsel to Citizens, in producing, reproducing and negotiating the Amendment, will be for the account of the Borrower whether or not the transactions contemplated by this Amendment are consummated, and the Borrower agrees to pay such amounts on the date hereof.

          Section 7. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one Amendment, and any of the parties hereto may execute this Amendment by signing such a counterpart.

          Section 8. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and. deliver this Amendment as of the date first above written.

SELKIRK COGEN PARTNERS, L.P.

By: JMC SELKIRK, INC.,
its General Partner

By:	/s/ JOHN C. BARPOULIS

Name:	John C. Barpoulis
Title:	Vice President and Treasurer

CITIZENS BANK OF MASSACHUSETTS as Lender, LC Issuer and Agent

By:	/s/ MICHAEL G. OUELLET

Name:	Michael G. Ouellet
Title:	Vice President